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                                  EXHIBIT 2.02

             LIST OF OMITTED SCHEDULES AND EXHIBITS TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND AGREEMENT TO FURNISH

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

COMPANY DISCLOSURE SCHEDULE
Section 2.6                      Options
Section 3.4                      Company Subsidiaries
Section 3.7                      Non-Contravention
Section 3.9                      SEC Documents and Other Reports
Section 3.10                     Absence of Certain Changes or Events
Section 3.11                     Actions and Proceedings
Section 3.12                     Absence of Undisclosed Liabilities
Section 3.13                     Certain Contracts and Arrangements
Section 3.14                     Taxes
Section 3.15                     Intellectual Property
Section 3.17                     Employee Benefit Plans, ERISA
PARENT DISCLOSURE SCHEDULE
Section 4.3                      Capitalization
Section 4.5                      Non-Contravention
Section 4.6                      Government Approvals; Required Consents
Section 4.7                      SEC Documents and Other Reports
Section 4.11                     Compliance with Laws
Section 4.12                     Actions and Proceedings
Section 7.2                      Amendment to Employment Agreements
EXHIBIT B                        Amendment No. 1 to Rights Plan
EXHIBIT C                        Form of Rule 145 Affiliate's Agreement
EXHIBIT D-1                      Changes to Jim D. Kever's Employment Agreement
EXHIBIT D-2                      Changes to N. Stephen Ober's Employment
                                 Agreement
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     The Company hereby agrees to furnish supplementally a copy of any Omitted
Schedules and Exhibits to the Commission upon request.